Exhibit 24.1

 CUI GLOBAL, INC.

POWER OF ATTORNEY OF DIRECTOR AND/OR OFFICER

Each of the undersigned directors and/or officers of CUI Global, Inc., a Colorado corporation (the “Company”), does hereby make, constitute and appoint William J. Clough, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign on his behalf, individually and in the capacities stated below, a Registration Statement or Registration Statements, on Form S-1 or other applicable form, including any Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), and all amendments, including post effective amendments, thereto, to be filed by the Company with the U.S. Securities and Exchange Commission in connection with the registration under the Securities Act of shares of common stock of the Company to be issued pursuant to a public offering, and to file the same, with all exhibits thereto and other supporting documents, with said Commission, granting unto said attorney-in-fact full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers of CUI Global, Inc. has hereunto set his hand this 5th day of March, 2013.

Signature	Title

/s/ William J. Clough	Chief Executive Officer, President and Director
William J. Clough	(principal executive officer)

/s/ Daniel N. Ford	Chief Financial Officer
Daniel N. Ford	(principal financial officer)

/s/ Colton R. Melby	Director
Colton R. Melby

/s/ Thomas A. Price	Director
Thomas A. Price

/s/ Sean P. Rooney	Director
Sean P. Rooney

/s/ Corey Lambrecht	Director
Corey Lambrecht

/s/ Matthew M. McKenzie	Director
Matthew M. McKenzie